                                ADMISSION TICKET
                            SBC COMMUNICATIONS INC.
                         SPECIAL MEETING OF SHAREOWNERS
                          THURSDAY, DECEMBER 10, 1998
                      THE CHARLINE MCCOMBS EMPIRE THEATRE
                          226 NORTH ST. MARY'S STREET
                            SAN ANTONIO, TEXAS 78205
                             DOORS OPEN AT 2:00 PM
                           MEETING BEGINS AT 3:00 PM

FREE PARKING IS AVAILABLE AT THE GARAGE ON COLLEGE STREET, ADJACENT TO THE
THEATRE

 ................................................................................
                                             PROXY CARD/VOTING INSTRUCTION CARD
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
MEETING ON DECEMBER 10, 1998.

The undersigned hereby appoints Edward E. Whitacre, Jr., Ruben R. Cardenas, Royce S. Caldwell and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Special Meeting of Shareowners to be held on December 10, 1998 and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the Joint Proxy Statement/Prospectus furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. IF SPECIFIC VOTING DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE MATTERS TO BE ACTED UPON AND THE SIGNED CARD IS RETURNED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS PROVIDED ON THE REVERSE SIDE OF THIS CARD, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote "FOR" each of the proposals listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting.

PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD AND RETURN PROMPTLY TO P.O. BOX 1138, NEWARK, NEW JERSEY 07101-9758; OR, IF YOU CHOOSE, YOU CAN SUBMIT YOUR PROXY BY CALLING 1-800-840-6013. IF YOU DO NOT SIGN AND RETURN A PROXY, SUBMIT YOUR PROXY BY TELEPHONE, OR ATTEND THE MEETING AND VOTE BY BALLOT, SHARES YOU HOLD DIRECTLY CANNOT BE VOTED.

This proxy card, when signed and returned, or your telephone proxy will also constitute voting instructions to the Plan Administrator or trustee for shares held in SBC's Direct Stock Purchase and Reinvestment Plan or in any of the following SBC employee benefit plans: the SBC PAYSOP, the SBC Savings Plan, the SBC Savings and Security Plan, the Pacific Telesis Group ("PTG") Supplemental Retirement and Savings Plan for Non-Salaried Employees, the PTG Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (Leveraged
ESOP), and the PTG Employee Stock Ownership Plan. If voting instructions representing shares in the foregoing employee benefit plans are not received, those shares will be voted with respect to each such plan in the same proportion as the shares for which voting instructions are received from other participants.

                            SBC COMMUNICATIONS INC.
                            P.O. BOX 1138
                            NEWARK, N.J. 07101-9758

General comments:
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(If you have written in the above space, please mark the box for "Comments" on the reverse side of this card so that your comments can be directed to the
appropriate group for review.)   (Continued, and please sign on reverse side.)

                     SUBMIT YOUR PROXY BY MAIL OR TELEPHONE
[SBC Logo]               24 HOURS A DAY, 7 DAYS A WEEK


Dear SBC Shareowner:

    You can now submit your proxy either by telephone or by completing the proxy below and returning it in the enclosed postage paid envelope. To submit your proxy by telephone, call 1-800-840-6013 (only available in the United States) to authorize the members of the Proxy Committee to vote your shares as if you marked and returned your proxy card. You will be asked to enter a control number which is located below in the box marked "CONTROL NUMBER." You will then hear these instructions:
OPTION #1: To have your shares voted as the Board of Directors recommends on ALL matters, press 1 now.
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OPTION #2: If you choose to provide voting directions for each item separately, press 0 now.

 Proposal 1 (The Share Issuance Proposal): To have your shares voted FOR this proposal, press 1; AGAINST, press 9; ABSTAIN, press 0.

 Proposal 2 (The Bylaw Amendment): To have your shares voted FOR this proposal, press 1; AGAINST, press 9; ABSTAIN, press 0.

After you submit your voting instructions, your choices will be repeated back to you.
  After reviewing your choices, press 1 to confirm your voting instructions.


                     IF YOU SUBMIT YOUR PROXY BY TELEPHONE
                          THERE IS NO NEED FOR YOU TO
                             MAIL BACK YOUR PROXY.
                             THANK YOU FOR VOTING!

                                 CONTROL NUMBER
                              FOR TELEPHONE VOTING



Call Toll Free in the U.S. on a Touch Tone Telephone
1-800-840-6013 - ANYTIME
There is NO CHARGE to you for this call.

    DETACH PROXY CARD HERE IF YOU ARE NOT SUBMITTING YOUR PROXY BY TELEPHONE
 ................................................................................


            YOUR DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2.
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1. Approval of the issuance of shares of common stock, par value $1.00 per share, of SBC Communications Inc. ("SBC") together with the appropriate number of preferred stock purchase rights attached thereto, if any, pursuant to the Agreement and Plan of Merger, dated as of May 10, 1998, among Ameritech Corporation, a Delaware corporation, SBC and SBC Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of SBC, as such agreement may be amended, supplemented or otherwise modified from time to time.

   For             Against            Abstain

   [X]               [X]                [X]

2. Adoption of an amendment to Article II, Section I, of the Bylaws of SBC to increase the maximum number of persons who may serve as directors on the Board of Directors of SBC from twenty-one (21) to twenty-five (25) and allow a majority of the Board of Directors of SBC to thereafter decrease (but not thereafter increase) the maximum number of persons that may serve as directors to not less than twenty-one (21).

   For             Against            Abstain

   [X]               [X]                [X]

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Comments: If you have noted either an
Address Change or Comments on the
other side of this card, mark here. [X]


Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder must sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

DATE
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SIGNATURES(S):

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VOTES MUST BE INDICATED (X)
IN BLACK OR BLUE INK.



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                            (CONTINUED FROM REVERSE)